Exhibit 99

EXHIBIT INDEX

NEWS RELEASE

TO BUSINESS EDITOR

DIMECO, INC. ANNOUNCES EARNINGS AT JUNE 30, 2006

Dimeco, Inc. (Nasdaq “DIMC”), parent company of The Dime Bank, reported net income of $2,575,000 for the six months ended June 30, 2006, representing an increase of 30.7% over the first half of 2005. Earnings growth is mainly attributable to an increase of $1,098,000, or 18.0%, in net interest income during the first half of 2006 versus the same period in 2005. Earnings per share were $1.69 for the six months ended June 30, 2006, an increase of 33.1% from the same period of the prior year.

Return on average stockholders’ equity was 15.96% for the first half of 2006, an increase of 22.7% over 13.01% reported for the first half 2005. Return on average assets was 1.43% at June 30, 2006, as compared to 1.17% reported for the first half of 2005.

The Company continued to experience growth over the past year, with total assets of $371,079,000 at June 30, 2006, an increase of $24,244,000 or 7.0% over a year earlier. During this time, deposits increased $18,137,000, or 6.4%, while the loan portfolio increased by $19,361,000 or 7.2%. High asset quality is being maintained as can be noted by the ratios of nonperforming assets to total assets of .26%, net charge-offs to average loans of .02% and the allowance for loan loss as a percent of loans of 1.44%.

Mr. Gary C. Beilman, President and Chief Executive Officer, stated, “I’m very pleased with our report for the second half of 2006. The numbers reflect our diligent efforts in the pursuit of our overall goal of becoming stronger through growth and profitability. Our staff is concentrating on providing the best customer service available at any financial institution. Our product line, our technology and our companion services are in place to provide one stop financial shopping. We are positioned to be our communities’ total financial partner.”

Dimeco, Inc. is the holding company of The Dime Bank, serving Wayne and Pike counties in Pennsylvania and Sullivan County, New York. The Bank offers a full array of financial services ranging from traditional products to electronic banking and Trust and Investment Services. For more information on The Dime Bank, visit www.thedimebank.com.

Source: Dimeco, Inc. / July 20, 2006

Deborah L Unflat

Assistant Vice President

Marketing Officer

The Dime Bank

120 Sunrise Avenue

Honesdale PA 18431

570-253-6511 x715

dunflat@thedimebank.com

DIMECO,	INC.

CONSOLIDATED STATEMENT OF INCOME (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except per share)	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$5,141	$4,132	$10,013	$7,843
Investment securities:
Taxable	593	433	1,114	837
Exempt from federal income tax	52	36	100	74
Other	117	52	133	74

Total interest income	5,903	4,653	11,360	8,828

Interest Expense
Deposits	1,924	1,244	3,624	2,386
Short-term borrowings	112	59	176	95
Other borrowed funds	174	119	349	234

Total interest expense	2,210	1,422	4,149	2,715

Net Interest Income	3,693	3,231	7,211	6,113
Provision for loan losses	—	173	215	393

Net Interest Income After Provision for Loan Losses	3,693	3,058	6,996	5,720

Noninterest Income
Services charges on deposit accounts	373	328	738	622
Other income	410	290	784	734

Total noninterest income	783	618	1,522	1,356

Noninterest Expense
Salaries and employee benefits	1,329	1,126	2,596	2,217
Net occupancy and equipment expense	327	318	657	657
Other expense	794	712	1,491	1,323

Total noninterest expense	2,450	2,156	4,744	4,197

Income before income taxes	2,026	1,520	3,774	2,879
Income taxes	646	481	1,199	909

NET INCOME	$1,380	$1,039	$2,575	$1,970

Earnings per Share - basic	$0.90	$0.67	$1.69	$1.27

Earnings per Share - diluted	$0.88	$0.65	$1.64	$1.23

Average shares outstanding - basic	1,527,395	1,549,269	1,525,193	1,549,228
Average shares outstanding - diluted	1,575,616	1,600,212	1,573,395	1,601,887

DIMECO,	INC.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(in thousands)

June 30,	2006	2005
Assets
Cash and due from banks	$7,427	$6,297
Interest-bearing deposits in other banks	88	3,062
Federal funds sold	3,050	2,132

Total cash and cash equivalents	10,565	11,491

Mortgage loans held for sale	95	—
Investment securities available for sale	60,531	55,083
Investment securities held to maturity (market value of $203 and $211)	199	199

Loans (net of unearned income of $726 and $622)	287,871	268,510
Less allowance for loan losses	4,158	3,568

Net loans	283,713	264,942

Premises and equipment	5,844	6,182
Accrued interest receivable	1,520	1,179
Bank-owned life insurance	5,349	5,159
Other assets	3,263	2,600

TOTAL ASSETS	$371,079	$346,835

Liabilities
Deposits :
Noninterest-bearing	$31,714	$37,103
Interest-bearing	268,819	245,293

Total deposits	300,533	282,396

Short-term borrowings	21,191	19,104
Other borrowed funds	14,161	12,639
Accrued interest payable	869	614
Other liabilities	1,444	1,403

TOTAL LIABILITIES	338,198	316,156

Stockholders’ Equity
Common stock, $.50 par value; 5,000,000 shares authorized; 1,558,494 and 1,549,269 shares issued	779	775
Capital surplus	4,553	4,380
Retained earnings	29,182	25,690
Accumulated other comprehensive income	(391)	7
Treasury stock, at cost (35,000 shares and 5,000 shares, at cost)	(1,242)	(173)

TOTAL STOCKHOLDERS’ EQUITY	32,881	30,679

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$371,079	$346,835

This statement has not been reviewed or confirmed for accuracy or relevance by the FDIC.

CONSOLIDATED FINANCIAL HIGHLIGHTS (UNAUDITED)

(amounts in thousands, except per share)	2006		2005		% Increase (decrease)
Performance for the six months ended June 30,	$11,360		$8,828		28.7%
Interest income	$4,149		$2,715		52.8%
Interest expense	$7,211		$6,113		18.0%
Net interest income	$2,575		$1,970		30.7%
Net income

Shareholders’ Value (per share)	$1.69		$1.27		33.1%
Net income - basic	$1.64		$1.23		33.3%
Net income - diluted	$0.52		$0.50		4.0%
Dividends	$21.58		$19.80		9.0%
Book value	$35.87		$34.00		5.5%
Market value	166.2%		171.7%		-3.2%
Market value/book value ratio	10.6	X	13.4	X	-20.9%
* Price/earnings multiple	2.90%		2.94%		-1.4%
* Dividend yield

Financial Ratios	1.43%		1.17%		22.2%
* Return on average assets	15.96%		13.01%		22.7%
* Return on average equity	8.86%		8.85%		0.1%
Shareholders’ equity/asset ratio	30.77%		39.37%		-21.8%
Dividend payout ratio	0.26%		0.21%		23.8%
Nonperforming assets/total assets	1.44%		1.33%		8.3%
Allowance for loan loss as a % of loans	0.02%		0.00%		—
* Net charge-offs/average loans	600.9%		1820.4%		-67.0%
Allowance for loan loss/nonaccrual loans	429.5%		498.3%		-13.8%
Allowance for loan loss/non-performing loans

Financial Position at June 30,	$371,079		$346,835		7.0%
Assets	$287,871		$268,510		7.2%
Loans	$300,533		$282,396		6.4%
Deposits	$32,881		$30,679		7.2%
Stockholders’ equity

*	annualized

July 2006

Dear Shareholders:

It is with great pleasure that I present your statement of Dimeco, Inc. as of June 30, 2006. With one glance you will see that this year’s goals, namely growth and profitability, are certainly being attained. Profitability improved handsomely. For the first six months of 2006, our net income rose 30.7% to $2.58 million compared to $1.97 million for the prior year. All of this has helped us produce an ROA of 1.43% and an ROE of 15.96%, great achievements by all standards.

When compared to the same period in 2005, deposits are up 6.4%, loans are up 7.2%, and assets have increased by 7.0%. In an economy where deposit gathering is a challenge for the entire financial industry, this speaks well for us.

We also continue to maintain a high quality loan portfolio. Loan delinquency remains low with a ratio of less than 1% of total loans at June 30, 2006. Net charge offs to average loans of .02% are low and our allowance for loan loss is a healthy 1.44% of total loans. All of these percentages compare very favorably to both state and national peer groups.

Our intent going forward is the continued pursuit of our overall goals which enhance the value of your investment. As always, your questions and comments are welcome.

Sincerely,

/s/ Gary C. Beilman
Gary C. Beilman
President and CEO